Exhibit 10.1

INDEPENDENT DIRECTOR’S AGREEMENT

This INDEPENDENT DIRECTOR’S AGREEMENT (the “Agreement”) is made as of April 14, 2011 by and between Tongli Pharmaceuticals (USA), Inc. a Delaware corporation (hereinafter referred to as the “Company”), and Stephen J. Sax (the “Director”).

BACKGROUND

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) desires to appoint the Director to perform the duties of an “independent” director (within the meaning of the rules of the U.S. Securities and Exchange Commission (the “SEC”)) and, potentially in the future, on committees of the Board of Directors, and the Director desires to be so appointed for such position(s) and to perform the duties required of such position(s) in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration for the above recited promises and the mutual promises contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1.           DUTIES.  The Company requires that the Director be available to perform the duties of an independent director customarily related to these functions as may be determined and assigned by the Board of Directors and as may be required by the Company’s constituent instruments, including its certificate of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including, without limitation, the Delaware General Corporation Law (the “DGCL”) and the rules and regulations of the SEC, any exchange or quotation system on which the Company’s securities may be traded from time to time and all other applicable legal or regulatory requirements.  The Director agrees to devote as much time as is necessary to perform completely the duties as an independent director in accordance with such Company requirements, including duties as a member of committees of the Board of Directors as the same may be established from time to time. The Director will attend all meetings of Board of Directors and its committees as the Director may be appointed to, in person or by teleconference.  The Director will perform such duties described herein in accordance with the general fiduciary duty of directors arising under the DGCL.

2.           TERM. The appointment is subject to the Board of Directors determining, both initially and from time to time, that the Director meets the definition of “independent” under the applicable rules of the SEC and the market on which the Company’s shares are traded or listed for quotation.  The term of this Agreement shall commence as of the later of April 14, 2011 or the date of the Director’s appointment by the Board of Directors of the Company and shall continue until April 14, 2012 or his earlier death, incapacity, removal or resignation; provided, however, that this Agreement shall automatically continue for successive one (1) year terms beginning each April 9 unless terminated in accordance with the terms hereof.  The Board of Directors or a designated committee thereof shall have the discretion to nominate or decline to nominate the Director for election at each annual or applicable special meeting of the Company’s stockholders, and the failure to nominate the Director as, if and when such nominations are made shall be deemed a termination of this Agreement for purposes of Section 8 hereof.

3.           COMPENSATION.  Subject to the approvals by the Compensation Committee or the Board of Directors, for all duties and services to be performed by the Director in any capacity hereunder, the Company will pay to Director and Director agrees to accept a director’s fee of $30,000 in cash per annum payable in equal monthly installments in addition to any fees to which Director may be entitled under guidelines and rules established by the Company from time to time for compensating non-employee directors for serving on, and attending meetings of, committees of its Board of Directors and the board of directors of its subsidiaries.  In addition to the cash fees described above, on the date of the appointment, the Company will grant Director a total of 100,000 restricted shares of the Company’s common stock (hereinafter referred to as the “Shares”).  No registration rights are hereby granted with respect to the Shares.  Any compensation to be by paid to the Director hereunder may, at the election of the Director and upon notice to the Company, be paid to an entity controlled by the Director.

4.           MARKET STAND-OFF AGREEMENT. In the event of a public or private offering of the Company’s securities and upon request of the Company, the underwriters or placement agents placing the offering of the Company’s securities, the Director agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Shares other than those included in the registration, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such placement agent or underwriter.

5.           EXPENSES.  In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director’s duties for the Company including attending meetings of the Board of Director and its committees as the Director may be appointed to.  Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred.  Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

6.           OTHER AGREEMENTS.

(a)           CONFIDENTIALITY. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to, business methods, information systems, financial data and strategic plans which are unique assets of the Company (as further defined below, the “Confidential Information”) and that the communication of such Confidential Information to third parties could irreparably injure the Company and its business.  Accordingly, Director agrees that, during his association with the Company and thereafter, he will treat and safeguard as confidential and secret all Confidential Information received by him at any time and that, without the prior written consent of the Company, he will not disclose or reveal any of the Confidential Information to any third party whatsoever or use the same in any manner except in connection with the business of the Company and in any event in no way harmful to or competitive with the Company or its business.  For purposes of this Agreement, “Confidential Information” means any information not generally known to the public or recognized as confidential according to standard industry practice, any trade secrets, know-how, development, manufacturing, marketing and distribution plans and information, inventions, formulas, methods or processes, whether or not patented or patentable, pricing policies and records of the Company (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company), all of which Director expressly acknowledges and agrees shall be confidential and proprietary information belonging to the Company.  Upon termination of his association with the Company, Director shall return to the Company all documents and papers relating to the Company, including any Confidential Information, together with any copies thereof, or certify that he has destroyed all such documents and papers.  Furthermore, Director recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes.  Director agrees that Director owes the Company and such third parties, both during the term of Directors association with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company’s agreement with the third party, disclose it to any person or entity or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company.  In addition, Director acknowledges and agrees that some of the Confidential Information may be considered “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that the Director will abide by all securities laws relating to the handling of and acting upon Insider Information.

(b)           COVENANT AGAINST COMPETITION.  The Director agrees that during and for the 12 months after the period in which Director is a director of the Company, Director shall not, directly or indirectly, either alone or in association with others, without the prior written approval of the Company:

(i)                      Engage in a Competing Business in the Territory (as defined below), whether as a sole proprietor, partner, corporate officer, employee, director, shareholder, consultant, agent, independent contractor, trustee, or in any other manner by which Director holds any beneficial interest in a Competing Business, derives any income from any interest in a Competing Business, or provides any service or assistance to a Competing Business. Director shall not, directly or indirectly, without the prior written consent of the Company, provide employment to any business, individual, partner, firm, corporation, or other entity that competes with any business conducted by the Company or any of its subsidiaries or affiliates in the geographic locations where the Company and its subsidiaries or affiliates engage or propose to engage in such business (the “Business”).  Nothing herein shall prevent the Director from having a passive ownership interest of not more than 1% of the outstanding securities of any entity engaged in the Business whose securities are traded on a national securities exchange or on an over-the-counter market.  “Competing Business” shall mean any business or enterprise (other than the Company and its direct or indirect subsidiaries) that is engaged in the manufacturing and distribution of traditional Chinese medicine products or any other products the Company now makes or sells or is currently (or at a relevant time in the future) researching or developing.  “Territory” shall mean anywhere in the People’s Republic of China, including the Hong Kong Special Administrative Region and the Macau Special Administrative Region;

(ii)           Contact or solicit, or direct or assist others to contact or solicit, for the purpose of promoting any person’s or entity’s attempt to compete with the Company or any of its affiliates, in any business carried on by the Company or any of its affiliates during the period in which Director is a director of the Board of Directors of the Company, any customers, suppliers, independent contractors, vendors, or other business associates of the Company or any of its affiliates that were existing or identified prospective customers, suppliers, independent contractors, vendors, or business associates during such period, or otherwise interfere in any way in the relationships between the Company or any of its affiliates and their customers, suppliers, independent contractors, vendors, and business associates, or

(iii)           in any manner whatsoever, request, solicit, encourage or assist any employee, officer or director of the Company to terminate their relationship with the Company or any of its affiliates, or join with any of them before or after the termination by any of them of any such relationship in any direct or indirect capacity in any Competing Business.

(c)           DISPARAGING STATEMENTS.  At all times during and after the period in which Director is a director of the Board of Directors and at all times thereafter, Director shall not either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the Company, any of its affiliates, any of their respective officers, directors, shareholders, employees and agents, or any of the Company’s current or past customers or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of the Company or any of its affiliates or otherwise interfere with the business of the Company or any of its affiliates.

(d)           ENFORCEMENT. The Director acknowledges and agrees that the covenants contained herein are reasonable, that valid consideration has been and will be received and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto.  The Director recognizes that the provisions of this Section 6 are vitally important to the continuing welfare of the Company and its affiliates and that any violation of this Section 6 could result in irreparable harm to the Company and its affiliates for which money damages would constitute a totally inadequate remedy.  Accordingly, in the event of any such violation by the Director, the Company and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to obtain an injunction or other equitable relief restraining any action by the Director in violation of this Section 6 without posting any bond therefore or demonstrating actual damages, and Director will not claim as a defense thereto that the Company has an adequate remedy at law or require the posting of a bond.  If any of the restrictions or activities contained in this Section 6 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with the applicable law; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights.  Director acknowledges that injunctive relief may be granted immediately upon the commencement of any such action without notice to Director and in addition Company may recover monetary damages.

(e)           SEPARATE AGREEMENT.  The parties hereto further agree that the provisions of Section 6 are separate from and independent of the remainder of this Agreement and that Section 6 is specifically enforceable by the Company notwithstanding any claim made by Director against the Company.  The terms of this Section 6 shall survive termination of this Agreement.

7.           NOTICE OF MATERIAL CHANGE IN FINANCIAL CONDITION OF THE COMPANY.  The Company shall endeavor to notify the Director in writing, at the earliest practicable time, of any material adverse change in the financial condition of the Company.

8.           TERMINATION.  With or without cause, the Company and the Director may each terminate this Agreement and the Director’s director position with the Company at any time upon ten (10) days written notice and the Company shall be obligated to pay to the Director the compensation and expenses incurred in accordance with this Agreement due up to the date of the termination.  Nothing contained herein or omitted herefrom shall prevent the stockholders of the Company from removing Director with immediate effect at any time for any reason or voting for or against the nomination of Director to serve as such at any annual or special meeting of the Company’s stockholders.

9.           INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Delaware, and as provided by, or granted pursuant to the Company’s Certificate of Incorporation (as amended and/or restated from time to time) (the “COI”), Amended and Restated By-laws (as amended and/or restated from time to time) (the “By-Laws”), or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity relating to the Company’s business while holding such office except for matters arising out of the Director’s gross negligence or willful misconduct.  Such indemnification shall cover payment for or reimbursement of expenses (including legal fees and expenses) to the fullest extent provided for in the COI and the By-Laws.

10.           AMENDMENTS; WAIVERS.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Director or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any breach with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

11.           NOTICE. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

To the Company:

Attention: Mingli Yao
Address:	Tongli Pharmaceutical(USA), Inc.
   14 Wall St, 20th FL
New York, NY 10005
Facsimile: 1-646-350-3982

To the Director:

Attention: Stephen J. Sax
Address:	101 Harbor Rd
Port Washington NY 11050
Facsimile: 516 767 1696

12.           GOVERNING LAW AND DISPUTE RESOLUTION.  This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by the laws of Delaware without reference to its conflicts of laws principles. Should a dispute arise between the parties under or relating to this Agreement, each party agrees that prior to initiating any formal proceeding against the other (except when injunctive relief is appropriate), the parties will each designate a representative for purposes of resolving the dispute.  If the parties’ representatives are unable to resolve the dispute within 14 business days, the dispute shall be settled by mediation and then, if necessary, by arbitration under the then-current commercial arbitration rules of the American Arbitration Association.  The location of the proceeding shall be in New York, NY. The award in any such arbitration shall be final, binding, conclusive and not appealable. Judgment upon any award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

13.           ASSIGNMENT.  The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns.  The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

14.           SEVERABILITY. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

15.           HEADINGS; CONSTRUCTION.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

16.           NO THIRD-PARTY BENEFICIARIES.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

17.           WITHHOLDING. The Company may withhold from any and all amounts payable under this Agreement such federal, state, local and foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

18.           ENTIRE AGREEMENT.  Subject to the provisions of the DGCL and the Company’s certificates of incorporation and bylaws, this Agreement and the exhibit hereto sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

19.           COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.  Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

TONGLI PHARMACEUTICAL (USA), INC.

By:	/s/ Mingli Yao
Name: Mingli Yao
Title: Chief Executive Officer & Chairman

INDEPENDENT DIRECTOR

/s/ Stephen J. Sax
Stephen J. Sax